UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 20, 2009

Trans-India Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33127	20-5063512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

(312) 922-1980

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 922-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Trans-India Acquisition Corporation (“Trans-India”) and the representative of the stockholders’ of Solar Semiconductor Ltd. mutually agreed, effective January 20, 2009, to terminate the share exchange agreement dated October 24, 2008 (“Share Exchange Agreement”), pursuant to which Trans-India was to have acquired at least 80% of Solar Semiconductor Ltd. The parties mutually agreed to the termination due to the time constraints of the transaction and the current market conditions. Trans-India is not subject to any early termination penalties in connection with the termination. The Share Exchange Agreement is described in more detail in the Current Report on Form 8-K filed by Trans-India with the Securities and Exchange Commission on October 27, 2008.

On January 21, 2009, Trans-India issued a press release announcing it and Solar Semiconductor Ltd. had mutually terminated the Share Exchange Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Trans-India Acquisition Corporation dated January 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2009

TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ Cliff Haigler
Name:	Cliff Haigler
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Trans-India Acquisition Corporation dated January 21, 2009.